Exhibit 21.1  List of Subsidiaries

                           Subsidiaries of the Company

                                                             Percentage
                                             Country of      of Ownership
Name of Subsidiary                           Incorporation   (if less than 100%)

Taitron Components Mexico, S.A. de C.V.      Mexico                  60%
Taitron Components Taiwan Branch (U.S.A.)    Taiwan
Taitron Components Incorporated
  e Representacoes do Brasil LTDA            Brazil
Taitron Components Incorporated
  -Shanghai Representative Office            China


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